Exhibit 99.1

TRIPADVISOR ANNOUNCES FORMATION OF A SPECIAL COMMITTEE OF INDEPENDENT MEMBERS OF ITS BOARD OF DIRECTORS

NEEDHAM, MA, February 12, 2024 (PRNewswire) — Tripadvisor, Inc. (NASDAQ: TRIP) (“Tripadvisor”) announced the formation of a Special Committee comprised of independent directors of the Board of Directors of Tripadvisor (the “Board”). The mandate of the Special Committee is to evaluate any proposals that may be brought forward for a potential transaction, and any alternatives thereto, with regard to Tripadvisor, including those that may arise in the future as a result of the recent Liberty TripAdvisor Holdings, Inc. (“LTRP”) disclosure of its intent to evaluate potential alternatives involving LTRP and Tripadvisor. The Special Committee has retained Centerview Partners LLC as its financial advisor in connection with its evaluation.

There can be no assurance that any transaction will result from such evaluation, or, if so, the timing, terms and conditions of such transaction. Any potential transaction would be subject to, among other things, the negotiation and execution of mutually acceptable definitive transaction documents and the approval of the Board, including the approval of the Special Committee. Tripadvisor does not intend to disclose developments with respect to this matter unless and until such time as the Special Committee and the Board determines that such disclosure is appropriate or necessary, except as required by law or other regulatory requirements.

Tripadvisor cautions stockholders and others considering trading in its securities that the Special Committee has not made any decisions with respect to a potential transaction. Nothing in this communication should be considered a solicitation to buy or an offer to sell shares of Tripadvisor’s common stock. Stockholders of Tripadvisor need not take any action at this time.

Safe Harbor Statement

Statements in this press release regarding management’s future expectations, beliefs, intentions, goals, strategies, plans or prospects, including statements related to any future events or potential transactions, may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 and other federal securities laws. Forward-looking statements can be identified by terminology such as “anticipate,” “believe,” “could,” “estimate,” “expect,” “intend,” “is planned,” “may,” “should,” “will,” “will enable,” “look forward,” “may provide,” “would” or similar terms, variations of such terms or the negative of those terms. Investors are cautioned that statements in this press release, which are not strictly historical statements, including, without limitation, strategic investments, and statements regarding management’s plans, objectives and strategies, constitute forward-looking statements. Such forward-looking statements involve known and unknown risks, uncertainties and other factors, including, but not limited, uncertainty as to pricing, timing or terms of any potential proposal or transaction and other risks, uncertainties and factors detailed in Tripadvisor’s filings with the SEC. As a result of such risks, uncertainties and factors, Tripadvisor’s actual results may differ materially from any future results, performance or achievements discussed in or implied by the forward-looking statements contained herein. Tripadvisor is providing the information in this press release as of this date and assumes no obligations to update the information included in this press release or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

About Tripadvisor, Inc.

The Tripadvisor Group operates as a family of brands that connects people to experiences worth sharing, and aims to be the world’s most trusted source for travel and experiences. We leverage our brands, technology, and capabilities to connect our global audience with partners through rich content, travel guidance, and two-sided marketplaces for experiences, accommodations, restaurants, and other travel categories. The subsidiaries of Tripadvisor, Inc. (Nasdaq: TRIP), own and operate a portfolio of travel media brands and businesses, including Tripadvisor, Viator, and TheFork.

Investor relations contact

ir@tripadvisor.com

Media contact

northamericapr@tripadvisor.com